                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Protein Design Labs, Inc. for the registration of 316,250 shares of its Common Stock and to the incorporation by reference therein of our report dated January 27, 1997 with respect to the financial statements of Protein Design Labs, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Palo Alto, California
March 18, 1997